AMENDED AND RESTATED SUB-ADVISORY
AGREEMENT
       AGREEMENT made as of the 30th day of
June, 2009, by and between MORGAN STANLEY
INVESTMENT MANAGEMENT INC., a Delaware
corporation (hereinafter referred to as "MSIM"), and MORGAN STANLEY INVESTMENT
MANAGEMENT COMPANY, a corporation
organized under the laws of Singapore (hereinafter referred to the "Local Manager").
W I T N E S S T E T H:
       WHEREAS, Morgan Stanley Institutional
Fund, Inc. (the "Fund") is a Maryland corporation engaged in business as an open-end management investment company with separate portfolios, certain of which are set forth on Schedule A, as may be amended from time to time to add or remove portfolios (with such portfolios set forth on Schedule
A being the "Portfolios"), and is registered under the Investment Company Act of 1940, as amended
(hereinafter referred to as the "Investment
Company Act"); and
       WHEREAS, MSIM and the Local Manager
are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940, as amended; and
       WHEREAS, the Local Manager is the
holder of a capital markets services licence for fund management under the Securities and Futures Act
(Cap. 289) of Singapore or is exempt from licensing under the Securities and Futures Act (Cap. 289) of
Singapore and is the holder of a financial adviser's licence under the Financial Advisers Act (Cap. 110) of Singapore or is exempt from licensing under the Financial Advisers Act (Cap. 110) of Singapore; and
       WHEREAS, MSIM has entered into an
Investment Advisory Agreement (the "Advisory
Agreement") with the Fund dated June 1, 2005, as amended from time to time, pursuant to which MSIM provides management and investment and advisory services to the Fund; and
       WHEREAS, MSIM entered into an
investment sub-advisory agreement with the Local
Manager with respect to each Portfolio, effective as of the effective date set forth in Schedule A (the
"Current Sub-Advisory Agreement"); and
       WHEREAS, as of June 30, 2009, the
Current Sub-Advisory Agreement was amended and restated (this "Agreement") to incorporate amendments thereto and to make other ministerial changes designed to facilitate the administration of this Agreement; and
       WHEREAS, the Local Manager is willing to provide investment advisory services to MSIM in connection with the Fund's operations on the terms and conditions hereinafter set forth;
       NOW THEREFORE, in consideration of the
premises and the covenants hereinafter contained, the Local Manager and MSIM hereby agree as follows:
ARTICLE I

DUTIES OF THE LOCAL MANAGER
       MSIM hereby employs the Local Manager
to act as investment adviser to MSIM and to furnish the investment advisory services described below, subject to the broad supervision of MSIM and the Fund, for the period and on the terms and conditions set forth in this Agreement. The Local Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Local Manager and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
       The Local Manager shall have the right to make unsolicited calls on MSIM and shall provide
MSIM with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Portfolios; shall furnish continuously an investment program for the Portfolios and shall make recommendations from time to time as to which securities shall be purchased, sold or exchanged and what portion of the assets of each of the Portfolios shall be held in the various securities in which the Portfolio invests, options, futures, options on futures or cash; all of the foregoing subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as they may be amended and/or restated from time to time, the provisions of the Investment Company Act and the statements relating to the Portfolio's investment objective(s), investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information," respectively). The Local
Manager shall make recommendations and effect transactions with respect to foreign currency matters, including foreign exchange contracts, foreign currency options, foreign currency futures and related options on foreign currency futures and forward foreign currency transactions. The Local
Manager shall also make recommendations or take action as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities of the Fund shall be exercised.
       The Local Manager will not hold money on behalf of MSIM or the Fund, nor will the Local
Manager be the registered holder of the registered investments of MSIM or the Fund or be the custodian of documents or other evidence of title.
ARTICLE II

ALLOCATION OF CHARGES AND EXPENSES
       The Local Manager assumes and shall pay
for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall at its own expense provide the office space, equipment and facilities necessary to provide the services which it is obligated to provide under
Article I hereof and shall pay all compensation of officers of the Fund and all Directors of the Fund who are affiliated persons of the Local Manager.
ARTICLE III

COMPENSATION OF THE LOCAL MANAGER
       For the services rendered, the facilities furnished and expenses assumed by the Local
Manager, MSIM shall pay to the Local Manager a fee in an amount to be determined from time to time by MSIM and the Local Manager but in no event in excess of the amount that MSIM actually received for providing services to the Fund pursuant to the Advisory Agreement. The fee currently paid by MSIM to the Local Manager in respect of each Portfolio is set forth on Schedule A, as may be amended from time to time.
ARTICLE IV

LIMITATION OF LIABILITY OF THE LOCAL
MANAGER
       The Local Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of sub-advisory services rendered with respect to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the Local
Manager shall include any affiliates of MSIM performing services for MSIM contemplated hereby and directors, officers and employees of the Local
Manager and such affiliates.
       Each Portfolio shall be severally (and not jointly) liable for its own fees, costs, expenses and other liabilities attributable to such Portfolio, and no Portfolio shall be responsible for any liabilities in connection with any other Portfolio.
ARTICLE V

ACTIVITIES OF THE LOCAL MANAGER
       The services of the Local Manager to the Fund are not to be deemed to be exclusive, the Local
Manager and any person controlled by or under common control with the Local Manager (for purposes of this Article V referred to as "affiliates") being free to render services to others. It is understood that Directors, officers, employees and shareholders of the Fund are or may become interested in the Local Manager and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Local Manager and its affiliates are or may become similarly interested in the Fund, and that the Local Manager and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.
ARTICLE VI

COMPLIANCE WITH APPLICABLE LAWS AND
REGULATIONS
       The Local Manager shall obtain and at all times maintain and comply with the terms of all relevant authorisations, licences, consents, approvals and registrations and comply with all relevant laws and regulations, necessary for the purpose of performing any of its duties and obligations under this Agreement. The Local Manager shall inform
MSIM as soon as possible if at any time the Local
Manager becomes unable to comply with the terms of or maintain any such authorisations, licences, consents, approvals or registrations.
ARTICLE VII

DURATION AND TERMINATION OF THIS
AGREEMENT
       This Agreement shall become effective with respect to each Portfolio for an initial period of up to two years from the effective date set forth opposite such Portfolio's name on Schedule A hereto, and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Portfolio and
(ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.
       This Agreement may be terminated at any
time with respect to a Portfolio, without the payment of any penalty, by MSIM, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, or by the Local Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate with respect to a Portfolio in the event of its assignment or in the event of the termination of the Advisory Agreement of such Portfolio. Any termination shall be without prejudice to the completion of transactions already initiated.
ARTICLE VIII

AMENDMENTS TO THIS AGREEMENT
       This Agreement may be amended with
respect to a Portfolio by the parties only if such amendment is specifically approved by (i) the Directors of the Fund or by the vote of a majority of outstanding voting securities of the Portfolio and
(ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.
ARTICLE IX

DEFINITIONS OF CERTAIN TERMS
       The terms "vote of a majority of the
outstanding voting securities," "assignment,"
"affiliated person" and "interested person" used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said
Act.
ARTICLE X

GOVERNING LAW
       This Agreement shall be construed in
accordance with the laws of the State of New York and the applicable provisions of the Investment
Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.
       IN WITNESS WHEREOF, the parties
hereto have executed and delivered this Agreement as of the date first above written.

MORGAN STANLEY INVESTMENT MANAGEMENT INC.
By: /s/ Randy Takian
Name: Randy Takian

Title: President

MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY
By: /s/ James Cheng
Name: James Cheng

Title: Managing Director


SCHEDULE A
As of September 17, 2014
Name of Portfolio
Effective Date of Agreement and
any amendments entered into
prior to June 30, 2009
Fee
Asian Equity Portfolio
Effective Date: 12/08/10
MSIM will pay the Local
Manager on a monthly basis
an aggregate amount equal to
50% of the net advisory fees
MSIM receives from the Fund
during such period, after
taking into account any fee
waivers.
Emerging Markets Leaders
Portfolio
Effective Date: 09/17/14
The Fund may have portfolio
managers from one or more
sub-advisers and from MSIM.
MSIM will retain 50% of the
net advisory fees it receives
from the Fund, after taking
into account any fee waivers.
The remaining 50% will be
split among MSIM, the Local
Manager and any other sub-
adviser, and paid out on a
monthly basis, (i) with respect
to the Local Manager and
MSIM, based on the relative
percentage of assets under
management of the funds and
accounts in the strategy
managed by each of the Local
Manager and MSIM,
respectively, and (ii) with
respect to each other sub-
adviser, based on the services
provided by each other sub-
adviser, as may be determined
periodically.
Emerging Markets Portfolio
Effective Date: 04/25/06
The Fund may have portfolio
managers from one or more
sub-advisers and from MSIM.
MSIM will retain 50% of the
net advisory fees it receives
from the Fund, after taking
into account any fee waivers.
The remaining 50% will be
split among MSIM, the Local
Manager and any other sub-
adviser, and paid out on a
monthly basis, (i) with respect
to the Local Manager and
MSIM, based on the relative
percentage of assets under
management of the funds and
accounts in the strategy
managed by each of the Local
Manager and MSIM,
respectively, and (ii) with
respect to each other sub-
adviser, based on the services
provided by each other sub-
adviser, as may be determined
periodically.
Global Franchise Portfolio
Effective Date: 04/23/09
The Fund may have portfolio
managers from one or more
sub-advisers and from
MSIM.  Effective September
1, 2010, MSIM will retain
50% of the net advisory fees
it receives from the Fund,
after taking into account any
fee waivers. The remaining
50% will be split between
MSIM, the Local Manager
and any other sub-adviser,
and paid out on a monthly
basis, based on relative
percentage of the "total
amount of compensation" of
each of the Fund's portfolio
managers. The "total amount
of compensation" is
comprised of base salary, plus
cash bonus, plus long-term
incentive compensation.
Global Quality Portfolio
Effective Date: 05/30/13
The Fund may have portfolio
managers from one or more
sub-advisers and from
MSIM.  MSIM will retain
50% of the net advisory fees
it receives from the Fund,
after taking into account any
fee waivers. The remaining
50% will be split between
MSIM, the Local Manager
and any other sub-adviser,
and paid out on a monthly
basis, based on relative
percentage of the "total
amount of compensation" of
each of the Fund's portfolio
managers. The "total amount
of compensation" is
comprised of base salary, plus
cash bonus, plus long-term
incentive compensation.
Global Real Estate Portfolio
Effective Date: 04/25/06
The Fund may have portfolio
managers from one or more
sub-advisers and from MSIM.
Effective January 1, 2009,
MSIM will retain 50% of the
net advisory fees it receives
from the Fund, after taking
into account any fee waivers.
The remaining 50% will be
split between MSIM, the
Local Manager and any other
sub-adviser, and paid out on a
monthly basis, based on the
relative percentage of assets
under management of the
Fund managed by the Local
Manager, each other sub-
adviser and MSIM, as may be
determined periodically.
International Equity Portfolio
Effective Date: 04/01/09
The Fund may have portfolio
managers from one or more
sub-advisers and from
MSIM.  Effective September
1, 2010, MSIM will retain
50% of the net advisory fees
it receives from the Fund,
after taking into account any
fee waivers. The remaining
50% will be split between
MSIM, the Local Manager
and any other sub-adviser,
and paid out on a monthly
basis, based on relative
percentage of the "total
amount of compensation" of
each of the Fund's portfolio
managers. The "total amount
of compensation" is
comprised of base salary, plus
cash bonus, plus long-term
incentive compensation.
International Real Estate Portfolio
Effective Date: 04/25/06
The Fund may have portfolio
managers from one or more
sub-advisers and from MSIM.
Effective January 1, 2009,
MSIM will retain 50% of the
net advisory fees it receives
from the Fund, after taking
into account any fee waivers.
The remaining 50% will be
split between MSIM, the
Local Manager and any other
sub-adviser, and paid out on a
monthly basis, based on the
relative percentage of assets
under management of the
Fund managed by the Local
Manager, each other sub-
adviser and, as may be
determined periodically.
Select Global Infrastructure
Portfolio
Effective Date: 06/18/10
The Fund may have portfolio
managers from one or more
sub-advisers and from MSIM.
MSIM will retain 50% of the
net advisory fees it receives
from the Fund, after taking
into account any fee waivers.
The remaining 50% will be
split between MSIM, the
Local Manager and any other
sub-adviser, and paid out on a
monthly basis, based on the
relative percentage of assets
under management of the
Fund managed by the Local
Manager, each other sub-
adviser and, as may be
determined periodically.

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15613869.10.BUSINESS
	Sch. A-4
15613869.10.BUSINESS

AMR #123072-v3A